Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel to Change Financial Reporting Structure

SANTA CLARA, Calif., April 6, 2015 -- Beginning with the publication of Intel Corporation’s first-quarter earnings report on Tuesday, April 14, the company will revise the presentation of its operating segments to reflect the combination of the PC Client Group and the Mobile and Communications Group to create the Client Computing Group. The new group was created to address all aspects of the client computing market segment and utilize Intel's intellectual property to offer compelling customer solutions. The company is providing its updated financial reporting structure now, as shown below, in order to give visibility into the new model. Actual results will be reported with the first-quarter earnings report. At that time, Intel will also provide commentary on the company’s goal to improve mobile profitability by $800 million in 2015.

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended					Twelve Months Ended
	Mar 28, 2015	Dec 27, 2014	Sep 27, 2014	Jun 28, 2014	Mar 29, 2014	Dec 27, 2014	Dec 28, 2013
Net revenue:
Client Computing Group
Data Center Group
Internet of Things Group
Software and services operating segments
All other
TOTAL NET REVENUE

Operating income (loss):
Client Computing Group
Data Center Group
Internet of Things Group
Software and services operating segments
All other
TOTAL OPERATING INCOME

•
Client Computing Group: Includes platforms designed for the notebook (including UltrabookTM devices), 2 in 1 systems, the desktop (including all-in-ones and high-end enthusiast PCs), tablets, and smartphones; mobile communication components; as well as wireless and wired connectivity products.

•	Data Center Group: Includes server, network, and storage platforms designed for enterprise, cloud, communications infrastructure, and technical computing segments.

•
Internet of Things Group: Includes platforms designed for embedded market segments including retail, transportation, industrial, and buildings and home, along with a broad range of other market segments.

•	Software and services operating segments consists of the following:

◦	McAfee: Includes software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Software and Services Group: Includes software and hardware products and services that promote Intel®
architecture as the platform of choice for software development.

•	All other consists of the following:

◦	Non-Volatile Memory Solutions Group: Includes NAND flash memory products for use in a variety of devices.

◦
New Devices Group: Includes reference devices and technology platforms ready to be used by customers as well as System-on-Chip architecture specifically designed for wearable and other emerging compute opportunities.

◦	Corporate: Revenue, expenses, and charges such as:

▪	Amounts included within restructuring and asset impairment charges;

▪	A portion of employee benefits, compensation, and other expenses not allocated to the operating segments;

▪	Divested businesses for which discrete operating results are not regularly reviewed by our chief executive officer;

▪	Results of operations of startup businesses that support our initiatives, including our foundry business;

▪	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. As a leader in corporate responsibility and sustainability, Intel also manufactures the world's first commercially available "conflict-free" microprocessors. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com and about Intel's conflict-free efforts at conflictfree.intel.com.

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